Exhibit (a)(4)
MARLIN BUSINESS SERVICES CORP.
RE: TENDER OF ELIGIBLE OPTION(S) PURSUANT TO THE OFFER TO EXCHANGE
DATED APRIL 23, 2010
WITHDRAWAL FORM
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME,
ON MAY 21, 2010, UNLESS THE OFFER IS EXTENDED.
You previously received (1) an offer (the “Offer”) from Marlin Business Services Corp. (“Marlin”) to exchange your Eligible Options as described in the Offer to Exchange Certain Outstanding Options with an Exercise Price Per Share of $8.75 or Higher for New Options, dated April 23, 2010 (the “Offer to Exchange”) and (2) a Letter of Transmittal for your Eligible Option(s). You signed and returned your Letter of Transmittal in which you tendered one or more Eligible Option(s) for exchange pursuant to the Offer. You should submit this Withdrawal Form only if you now wish to change your decision and withdraw one or more of your tendered Eligible Options. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer to Exchange.
The Offer is currently set to expire at 11:59 p.m. Eastern Time on May 21, 2010 (the “Expiration Date”), unless Marlin, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended, expires.
To withdraw your tendered Eligible Option(s), you must complete, sign and date this Withdrawal Form and submit it to Marlin via (i) facsimile to facsimile number (856) 813-2702, (ii) overnight courier to Marlin Business Services Corp., 300 Fellowship Road, Mount Laurel, New Jersey 08054, Attn: General Counsel or (iii) email to gpelose@marlinleasing.com.
For your withdrawal to be effective, this Withdrawal Form must be received by Marlin by 11:59 p.m. Eastern Time on the Expiration Date.
Each withdrawn Eligible Option will not be exchanged, will continue to remain outstanding and will be governed by its current terms, including the same exercise price per share and vesting schedule currently in effect for such Eligible Option.
If you wish to withdraw any tendered Eligible Option, please indicate your intent on the form attached to this notice as Schedule A by checking the box on such schedule labeled “Withdraw This Eligible Option” next to each particular Eligible Option you wish to withdraw.
If you withdraw any of your tendered Eligible Option(s), you may again elect to tender the withdrawn Eligible Option(s) for exchange pursuant to the Offer by submitting a new Letter of Transmittal to Marlin via (i) facsimile to facsimile number (856) 813-2702, (ii) overnight courier to Marlin Business Services Corp., 300 Fellowship Road, Mount Laurel, New Jersey 08054, Attn: General Counsel or (iii) email to gpelose@marlinleasing.com. For such tender to be effective, your new Letter of Transmittal must be received by Marlin by 11:59 p.m. Eastern Time on the Expiration Date.
Please read the instructions on pages 3 and 4 of this Withdrawal Form and then complete, sign and date this Withdrawal Form.

Signature:

Name (Please print):

Date:

Schedule A

Total
						Total	Number	Number		Number of
					Current	Number	of Shares	of Shares		Shares
					Exercise	of Shares	for Which	for Which		Subject to		Withdraw
				Type of	Price	Subject to	Eligible	Eligible		the	Original	This
	Last	First	Grant	Option	Per	Eligible	Option is	Option is	Exchange	Replacement	Vesting	Eligible
Grant ID	Name	Name	Date	(ISO/NQSO)	Share	Option	Vested	Unvested	Ratio	Option	Description	Option
			/ /		$							☐

			/ /		$							☐

			/ /		$							☐

MARLIN BUSINESS SERVICES CORP.
INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Withdrawal Form. A properly completed and executed original of this Withdrawal Form must be received by Marlin by 11:59 p.m., Eastern Time, on the Expiration Date. You may submit your Withdrawal Form via facsimile, overnight courier or email using the following contact information.
•	For delivery by facsimile, you must use the following facsimile number: (856) 813-2702.

•	For delivery by overnight courier, the Withdrawal Form should be addressed to Marlin Business Services Corp., 300 Fellowship Road, Mount Laurel, New Jersey 08054, Attn: General Counsel.

•	For delivery by email, you must use the following email address: gpelose@marlinleasing.com.
The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal, is at your risk. Delivery will be deemed made only when actually received by Marlin. Marlin intends to confirm the receipt of your Withdrawal Form within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date.
By submitting the Withdrawal Form, you will have withdrawn one or more of your tendered Eligible Option(s) from the Offer, and the withdrawn Eligible Option(s) will not be exchanged pursuant to the terms of the Offer. You should note that you may not rescind the withdrawal of your tendered Eligible Option(s). However, you may re-submit any withdrawn Eligible Option for exchange pursuant to the Offer, provided you do so before the Expiration Date. If Marlin extends the Offer beyond the Expiration Date, you may re-submit your withdrawn Eligible Option(s) at any time until the extended expiration of the Offer. You will not be deemed to have made a proper re-submission of your withdrawn Eligible Option(s) unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. The new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by Marlin prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by Marlin prior to the Expiration Date.
Although it is Marlin’s intent to send you confirmation of receipt of this Withdrawal Form, by signing this Withdrawal Form you waive any right to receive any notice of the withdrawal of your tendered Eligible Option(s) from the Offer.
2. Signatures on this Withdrawal Form. This Withdrawal Form must be signed by you.
3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed the Withdrawal Form.
4. Requests for Assistance or Additional Copies. Any questions or requests for assistance may be directed to Lynne Wilson at (856) 505-4108 or via email to lwilson@marlincorp.com. Requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Withdrawal Form should be directed to George Pelose at (856) 505-4142 or via email at gpelose@marlinleasing.com. Copies will be furnished promptly at Marlin’s expense.
5. Irregularities. Marlin will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Form. Marlin’s determination of such matters will be final and binding on all parties. Marlin reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. Marlin also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in any Withdrawal Form, and Marlin’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing optionee or waived by Marlin. Neither

Marlin nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form, and no person will incur any liability for failure to give any such notice.
6. Additional Documents to Read. You should be sure to read the Offer to Exchange and all documents referenced therein, before making any decisions regarding participation in, or withdrawal from, the Offer.
7. Important Tax Information. You should refer to Sections 14 of the Offer, which contains important U.S. federal income tax information. We also recommend that you consult with your own tax, legal and financial advisors before deciding whether or not to participate in the Offer.
IMPORTANT: THE WITHDRAWAL FORM MUST BE RECEIVED BY MARLIN, VIA FACSIMILE, OVERNIGHT COURIER OR EMAIL BY 11:59 P.M. EASTERN TIME ON THE EXPIRATION DATE.

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